For Period ended 06/30/06                                            Series 4, 6
File Number 811-8672

Sub-Item 77Q1(e): Exhibits
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The text of the amendments described in the answers to sub-item 77Q1 shall hereby be incorporated by reference. Please refer to the Registration Statement Filing #15 on Form N-1A dated April 27, 2006 for USAA Investment Trust.